LETTER OF CONSENT

                      RELATING TO THE PROPOSED AMENDMENTS
             TO THE INDENTURE (AND RELATED REGISTRATION AGREEMENT)
                                 GOVERNING THE
                   3% CONVERTIBLE SUBORDINATED NOTES DUE 2005
                                       OF

                              YOUNG & RUBICAM INC.
                      (CUSIP NOS. 987425AA3 AND 987425AB1)

              PURSUANT TO THE CONSENT SOLICITATION AND PROSPECTUS

                             DATED AUGUST 29, 2000

           PLEASE RETURN THIS CONSENT FORM TO THE INFORMATION AGENT:

                                     [LOGO]

            VIA REGULAR MAIL, OVERNIGHT DELIVERY OR BY HAND DELIVERY

                          156 Fifth Avenue, 13th Floor
                            New York, New York 10010
                               Attn: Jeanne Carr

                           BY FACSIMILE TRANSMISSION:
                                 (212) 929-0308

                             CONFIRM BY TELEPHONE:
                                 (800) 322-2885

--------------------------------------------------------------------------------
    THE CONSENT SOLICITATION PERIOD WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 29, 2000, UNLESS EXTENDED (THIS PERIOD, AS IT MAY BE
    EXTENDED, THE "SOLICITATION PERIOD"). CONSENTS MAY BE REVOKED AT ANY TIME PRIOR TO THE EXPIRATION OF THE SOLICITATION PERIOD.
--------------------------------------------------------------------------------

    You should read the consent solicitation and prospectus to which this letter of consent relates before you complete this letter of consent. You may direct any questions or requests for assistance or additional copies of the consent solicitation and prospectus or this letter of consent to the Information Agent at its address and telephone number set forth above. You may also contact your bank, broker or other financial institution for assistance concerning the consent solicitation.

    If you were the registered holder of 3% Convertible Subordinated Notes due 2005 of Young & Rubicam Inc. (the "Notes"), as of the close of business on August 28, 2000, the record date for determining the noteholders entitled to deliver consents with respect to the proposed amendments, you may consent to the proposed amendments by completing, executing and delivering this letter of consent to the Information Agent prior to the expiration of the Solicitation Period.

    The term "registered holder" as used in this letter of consent means any registered holder of the Notes as reflected in the records of the trustee under the indenture governing the Notes and any participant of The Depository Trust Company specified on DTC's position listing for the Notes.

     THE UNDERSIGNED HEREBY:

     CONSENTS / /                DOES NOT CONSENT / /

to the proposed amendments to the indenture (and related registration agreement) governing the Notes described in the consent solicitation and prospectus to which this letter of consent relates.

    If you do not check one of the boxes above, and you complete, execute and deliver a letter of consent, you will be deemed to consent to the proposed amendments with respect to all Notes of which you are the registered holder (unless you otherwise indicate below).

    If you would like this letter of consent to relate to fewer than all Notes of which you are the registered holder, please indicate below the specific Notes to which this letter of consent relates. Unless you indicate otherwise, this letter of consent will be deemed to relate to all Notes of which you are the registered holder.

    The adoption of proposed amendments to the indenture (and related registration agreement) and the issuance of the guarantee of WPP Group plc described in the consent solicitation and prospectus to which this letter of consent relates are conditioned upon (1) the receipt of the consents of registered holders of a majority of the Notes outstanding as of the close of business on the record date, after giving effect to any consents previously revoked, and (2) the completion of the proposed merger involving Young & Rubicam Inc. and WPP Group plc described in the consent solicitation statement and prospectus.

------------------------------------------------------------------------------------------------------
                                         DESCRIPTION OF NOTES
---------------------------------------------------------------------------------------------------------------------
NAME(S) AND ADDRESS(ES) OF REGISTERED HOLDER(S) (PLEASE FILL
IN, IF BLANK, EXACTLY AS NAME(S) APPEAR(S) ON CERTIFICATES                     DESCRIPTION OF NOTES
REPRESENTING THE NOTES), INCLUDING DTC PARTICIPANT(S)               (ATTACH ADDITIONAL SCHEDULE, IF NECESSARY)
---------------------------------------------------------------------------------------------------------------------
                        (1)                                      (2)                (3)                (4)
---------------------------------------------------------------------------------------------------------------------
                                                                                                    PRINCIPAL AMOUNT
                                                               CERTIFICATE OR        AGGREGATE      OF NOTES TO WHICH
                                                                 DTC ACCOUNT     PRINCIPAL AMOUNT   CONSENT IS GIVEN
                                                                  NUMBER(S)          OF NOTES         (IF LESS THAN
                                                                                                          ALL)
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

                                                                   TOTAL:
---------------------------------------------------------------------------------------------------------------------
*  If this letter of consent relates to less than the aggregate principal amount of Notes of which you are the registered holder, list the certificate numbers of your notes or account numbers (if you are a DTC participant)
   and principal amounts at maturity of notes to which you would like this letter of consent to relate. Unless you otherwise indicate in the column labeled "Principal Amount of Notes to Which Consent is Given," you will be deemed to have consented with respect to the entire aggregate principal amount represented by the Notes of which you are the registered holder.
---------------------------------------------------------------------------------------------------------------------
                                              IMPORTANT READ CAREFULLY
---------------------------------------------------------------------------------------------------------------------
You should execute this letter of consent in exactly the same manner as your name appears on the certificates for the
Notes or on the position listing of DTC. If the Notes to which this consent relates are held by two or more joint registered holders, each should sign this letter of consent. Please indicate if you are signing in your capacity as trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, and indicate the capacity in which you are signing. In order for your consent to be valid, it must be dated. Please mark, sign, date and promptly mail or otherwise deliver your letter of consent to the Information Agent at its address set forth on the front of this letter of consent.
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

                                                      SIGN HERE

                                        (Signature(s) of Registered Holders)

DTC Participant Number:

Dated:

Name(s):
                                                   (Please Print)

Capacity:

Address:
                                                (including Zip Code)

Area Code and Telephone No.
---------------------------------------------------------------------------------------------------------------------

                SOLICITATION OF CONSENTS TO PROPOSED AMENDMENTS
             TO THE INDENTURE (AND RELATED REGISTRATION AGREEMENT)
                                 GOVERNING THE
                   3% CONVERTIBLE SUBORDINATED NOTES DUE 2005
                                       OF
                              YOUNG & RUBICAM INC.
                      (CUSIP NOS. 987425AA3 AND 987425AB1)

THE CONSENT SOLICITATION PERIOD WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 29, 2000, UNLESS EXTENDED. CONSENTS MAY BE REVOKED AT ANY TIME PRIOR TO THE EXPIRATION OF THE CONSENT SOLICITATION PERIOD.

                                                                 August 30, 2000

To Our Clients:

    Enclosed for your consideration are a consent solicitation and prospectus and a form of letter of consent relating to the solicitation by Young &
Rubicam Inc. of consents from the registered holders as of the record date of the 3% convertible subordinated notes referenced above to the adoption of the proposed amendments to the indenture (and related registration agreement) governing those notes. The notes were issued by Young & Rubicam Inc. and, if the requisite consents are obtained and the merger of Young & Rubicam and WPP Group is completed, will be guaranteed by WPP and registered under the Securities Act of 1933, as amended. We encourage you to read the enclosed consent solicitation and prospectus for a complete description of the consent soliciation and related transactions. This letter only contains a partial summary of the consent solicitation and related transactions and is qualified in its entirety by reference to the enclosed consent soliciation and prospectus.

    This material is being forwarded to you as the beneficial owner of the notes held by us for your account but not registered in your name. The accompanying form of the letter of consent is furnished to you for informational purposes only and may not be used by you to deliver a consent. Delivery of a consent with respect to the notes may be made only by us as the registered holder of the notes as of the record date and only pursuant to your instructions.

    Accordingly, we request instructions as to whether you wish us to deliver consents with respect to the notes held by us for your account. If you wish to have us do so, please complete, execute and return to us the instruction form that appears on the reverse side of this letter.

                                  INSTRUCTIONS

    The undersigned acknowledge(s) receipt of your letter and the enclosed consent solicitation and prospectus relating to Young & Rubicam's solicitation of consents from registered holders of the notes as of the record date to the adoption of the proposed amendments to the indenture (and related registration agreement) governing the notes.

    This will instruct you to deliver a consent with respect to the notes indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the consent solicitation and prospectus.

                                                PRINCIPAL AMOUNT AS TO WHICH
PRINCIPAL AMOUNT HELD FOR ACCOUNT HOLDER(S)       CONSENTS ARE TO BE GIVEN*

* Unless otherwise indicated, a Consent with respect to the entire principal amount held for the account of the undersigned will be delivered.

                                   SIGN HERE
Dated ________________________, 2000
Signature(s) ___________________________________________________________________
Print Name(s) __________________________________________________________________
Address: _______________________________________________________________________
________________________________________________________________________________
                                                       (PLEASE INCLUDE ZIP CODE)
Telephone Number _______________________________________________________________
                                                      (PLEASE INCLUDE AREA CODE)
Tax Identification Number ______________________________________________________
                      (SOCIAL SECURITY NUMBER OR EMPLOYER IDENTIFICATION NUMBER) My Account Number with You _____________________________________________________

                              YOUNG & RUBICAM INC.

                SOLICITATION OF CONSENTS TO PROPOSED AMENDMENTS
             TO THE INDENTURE (AND RELATED REGISTRATION AGREEMENT)
                                 GOVERNING THE
                   3% CONVERTIBLE SUBORDINATED NOTES DUE 2005
                                       OF
                              YOUNG & RUBICAM INC.
                      (CUSIP NOS. 987425AA3 AND 987425AB1)

THE CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 29, 2000, UNLESS EXTENDED (SUCH PERIOD, AS IT MAY BE EXTENDED, THE "SOLICITATION PERIOD"). CONSENTS MAY BE REVOKED AT ANY TIME PRIOR TO THE EXPIRATION OF THE SOLICITATION PERIOD.

                                                                 August 30, 2000

TO BROKERS, DEALERS, COMMERCIAL BANKS,
  TRUST COMPANIES AND OTHER NOMINEES:

    As described in the enclosed consent solicitation and prospectus, Young & Rubicam Inc. is soliciting consents from registered holders of the 3% convertible subordinated notes referenced above issued by Young & Rubicam Inc. to the adoption of the proposed amendments to the Indenture (and related Registration Agreement) governing these notes.

    Young & Rubicam Inc. will not pay any fees or commissions to you for soliciting consents. HOWEVER, YOU WILL BE REIMBURSED BY YOUNG & RUBICAM INC. FOR CUSTOMARY AND REASONABLE MAILING AND HANDLING EXPENSES INCURRED BY YOU IN FORWARDING THE ENCLOSED MATERIALS TO YOUR CLIENTS, INCLUDING THE REASONABLE EXPENSES OF OVERNIGHT COURIER SERVICES.

    For your information and for forwarding to your clients for whom you hold the 3% convertible subordinated notes held of record in your name or in the name of your nominee, enclosed are copies of the following documents:

    1.  The consent solicitation and prospectus;

    2. A letter of consent for the 3% convertible subordinated notes for your use and for the information of your clients;

    3. A printed form of letter, including a Letter of Instructions, which you may use to correspond with your clients for whose accounts you hold notes held of record in your name or in the name of your nominee, with space provided for obtaining such clients' instructions regarding the Consent Solicitation; and

    4. A return envelope addressed to MacKenzie Partners, Inc., the Information Agent.

    WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE TO OBTAIN THEIR INSTRUCTIONS.

    Any inquiries you may have with respect to the consent solicitation should be addressed to MacKenzie Partners, Inc., the Information Agent for the consent solicitation, at the address and telephone number set forth on the last page of the enclosed consent solicitation and prospectus. Additional copies of the enclosed materials may be obtained from the Information Agent.

                                          Very truly yours,
                                          Young & Rubicam Inc.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF YOUNG & RUBICAM INC., THE INDENTURE TRUSTEE OR THE INFORMATION AGENT OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE CONSENT SOLICITATION, OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS EXPRESSLY CONTAINED THEREIN.